Exhibit 3.65

CERTIFICATE OF FORMATION OF

SECUREM, LLC

THIS CERTIFICATE OF FORMATION of SecureM, LLC (the “Company”), is dated as of July 11, 2007 and is being executed and filed by William A. Broscious, as an authorized person, for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (6 Del. C. §§ 18-101 et seq.).

1. Name. The name of the Company is: SecureM, LLC.

2. Registered Office. The address of the registered office of the Company in the State of Delaware is: 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

3. Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is: Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Formation of SecureM, LLC to be duly executed as of the day and year first above written.

/s/ William A. Broscious
William A. Broscious
Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: SecureM, LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

The Name of the Company shall be changed from “SecureM, LLC” to “SM Holdings, LLC”

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 26th day of January, A.D. 2010.

By:	/s/ Mark W. Clark
Authorized Person(s)

Name:	Mark W. Clark, Treasurer
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Please see the attached Exhibit A.

SECUREM, LLC

Unanimous Written Consent of Sole Member

January 22, 2010

The undersigned, being the sole member of SecureM, LLC, (the “Company”), hereby authorizes, adopts, ratifies and approves the following resolutions as of the date set forth above with the same force and effect as though adopted at a duly called and held meeting of the members of the Company (the “Members”):

RESOLVED:	That the name of the Company be and hereby is changed from SecureM, LLC to SM Holdings, LLC; and be it further

RESOLVED:	That the Certificate of Amendment to the Certificate of Formation attached hereto as Exhibit A (the “Certificate of Amendment”) be and hereby is approved; and be it further

RESOLVED:	That the President and each of the other officers of the Company be, and each of them hereby is, authorized, empowered and directed, in the name of and on behalf of the Company to make all such arrangements, to take all such further action, to cause to be prepared and filed all such documents, and to execute and deliver, in the name of and on behalf of the Company all documents necessary to fully effectuate the purpose of the foregoing resolutions.

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The Secretary of the Company is directed to file this Unanimous Written Consent of Sole Member in the minute books of the Company.

IN WITNESS WHEREOF, the undersigned, being the sole member of the Company, hereby executes this Unanimous Written Consent of Sole Member as of the date first set forth above.

SECUREM, LLC

By: CAVTEL HOLDINGS, LLC,
its sole member

By:	/s/ Danny L. Bottoms
Name:	Danny L. Bottoms
Title:	President & CEO

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF AGENT

AMENDMENT OF LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.	The name of the limited liability company is SM HOLDINGS, LLC

2.	The Registered Office of the limited liability company in the State of Delaware is changed to 1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY

By:	/s/ Allison Fisher
Authorized Person

Name:	Allison Fisher
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